Exhibit 99.1


MAGELLAN
   HEALTH SERVICES
                                                     6950 Columbia Gateway Drive
                                                     Columbia, MD 21046
                                                     www.magellanhealth.com

FOR IMMEDIATE RELEASE
---------------------
                                            INVESTOR CONTACT:      Melissa Rose
                                                                   877-645-6464

                                            MEDIA CONTACT:         Erin Somers
                                                                   410-953-2405


 MAGELLAN HEALTH SERVICES CLARIFIES AND CORRECTS CERTAIN INFORMATION
                      REGARDING ITS FINANCIAL RESTRUCTURING

              -- COMPANY REITERATES IMPACT OF INCREASED SHARES AND
                          RESULTING PRICES PER SHARE--

                    -- WARRANT EXERCISE PRICE IS CORRECTED --

COLUMBIA, Md. - January 7, 2004 - Magellan Health Services, Inc. (Nasdaq:MGLN) today clarified and corrected certain information regarding the transactions resulting from its emergence from Chapter 11 bankruptcy as previously disclosed on January 5, 2004.

The Company reiterated the change in the number of shares of common stock that were issued under its plan of reorganization and the effect such increase had on certain per share prices. As previously disclosed, the Company was authorized in connection with implementing the plan to increase the number of shares to be issued pursuant to the plan to all parties proportionally. The Company increased the number of shares by 2.3 times the number stated in its plan, with the same effect as if the Company had effected a 2.3 stock split. All share amounts and per share prices were accordingly adjusted proportionally. The effect of the stock split on some of the key components of the plan of reorganization was as follows:

                                                                    Post-Split
                                                                   (as issued)
                                                                   -----------

Equity Value per Share as Set
   Forth in the Disclosure Statement.............................$9.39 to $11.57

Shares issued to Subordinated Note Holders............................20,518,830
   (including 858,967 shares that elected Cash-Out Option)
Price Paid by Onex for Shares Purchased
   Pursuant to Investment Commitment......................................$12.39
Price Paid by Onex for Shares Purchased
   to Fund Cash-Out Election..............................................$ 9.78
Price Paid by Creditors and Onex to Purchase
   Shares in Equity Offering..............................................$12.39

Total Shares Purchased by Onex.........................................8,415,580

Total Shares Issued and Outstanding...................................35,356,537
   (including approximately 0.5 million shares being held pending the resolution of certain disputed claims in the bankruptcy)


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MAGELLAN HEALTH SERVICES CLARIFIES AND CORRECTS CERTAIN INFORMATION REGARDING
ITS FINANCIAL RESTRUCTURING
- PAGE 2 -


The Company also announced today that it had entered into documents clarifying the terms of the warrants to purchase shares of its Ordinary Common Stock that it issued to the former holders of the common stock and the Series A Redeemable Preferred Stock of Magellan in connection with the consummation of the Chapter 11 in order to reflect correctly the stock split. The exercise price of the warrants was corrected so as to equal $30.46 (rather than $30.20 as previously announced), as required to give proper effect to the stock split.

Pursuant to a Warrant Agreement entered into on January 5, 2004, warrants to purchase a total of 570,826 shares of Magellan's Ordinary Common Stock were issued to the former holders of common stock and Series A Redeemable Preferred Stock of Magellan as provided by the plan of reorganization. The Warrants are exercisable until January 5, 2011. The plan calls for such warrants to be issued at an exercise price determined by a formula which varies with the number of shares issued to other parties in accordance with the plan. The stock split made in connection with the implementation of the plan affected the exercise price of the warrants. A clerical error was made in the calculation of the exercise price applicable to the warrants after giving effect to this adjustment and the exercise price included in the Warrant Agreement and announced to be applicable to the warrants in the Company's January 5 press release and Form 8-K Current Report was incorrectly stated to be $30.20. The exercise price required by the plan, giving correct effect to the adjustment, was $30.46. In order to conform to this requirement and as permitted by the Warrant Agreement, Magellan has entered into corrective documents providing that the exercise price of the warrants is $30.46. No other terms of the Warrants were changed.

About Magellan: Headquartered in Columbia, Md., Magellan Health Services (Nasdaq:MGLN) is the country's leading behavioral managed care organization. Its customers include health plans, corporations and government agencies.

Safe Harbor Statement: Certain of the statements made in this document may constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including: service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward-looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care, increased competition, economic uncertainties and other factors. Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth under the caption "Cautionary Statements" in Magellan's Transition Report on Form 10-K for the transition period from October 1, 2002 to December 31, 2002 filed with the Securities and Exchange Commission on August 12, 2003.

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